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                                                                   EXHIBIT 3.1

                            AMENDED AND RESTATED

                       CERTIFICATE OF INCORPORATION OF

                             TIBCO SOFTWARE INC.


     TIBCO Software Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify as follows:

     FIRST:  That the Corporation was originally incorporated on November 13,
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1996 under the name TIB Applications, Inc., pursuant to General Corporation Law.

     SECOND:  That the Corporation's Certificate of Incorporation is hereby
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amended and restated to read in its entirety as follows:

                                  "ARTICLE ONE
                                   -----------

     The name of this corporation is TIBCO Software Inc. (the "Corporation").


                                  ARTICLE TWO
                                  -----------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THREE
                                 -------------

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR
                                  ------------

     This Corporation is authorized to issue two classes of shares to be designated respectively preferred stock and common stock. The total number of shares of this Corporation shall have the authority to issue is three hundred twenty-five million (325,000,000) shares. Three hundred million (300,000,000) shares shall be designated common stock (the "Common Stock"), and shall have a par value of $0.001 per share. Twenty-five million (25,000,000) shares shall be preferred stock, and shall have a par value of $0.001 per share.
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     The Preferred Stock may be issued from time to time in one or more series.
The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

     The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                  ARTICLE FIVE
                                  ------------

     The Corporation is to have perpetual existence.


                                  ARTICLE SIX
                                  -----------

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.


                                 ARTICLE SEVEN
                                 -------------

     The number of Directors which constitute the whole Board of Directors of the Corporation and the manner of their election shall be designated in the Bylaws of the Corporation.


                                 ARTICLE EIGHT
                                 -------------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

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                                  ARTICLE NINE
                                  ------------

     (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (b) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     (c) Neither any amendment nor repeal of this Article Nine, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Nine, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                  ARTICLE TEN
                                  -----------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                 ARTICLE ELEVEN
                                 --------------

     Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.


                                 ARTICLE TWELVE
                                 --------------

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

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                                ARTICLE THIRTEEN
                                ----------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


     THIRD:  The foregoing amendment and restatement of the Certificate of
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Incorporation has been duly adopted by resolutions adopted by the Board of

Directors of the Corporation in accordance with the provisions of Section

242(b)(1) of the General Corporation Law of Delaware.

     FOURTH:  The foregoing amendment and restatement of the Certificate of
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Incorporation has been duly adopted by the written consent of the holders of a majority of the outstanding Common Stock, a majority of the outstanding Series A

Preferred Stock, a majority of the outstanding Series B Preferred Stock and a majority of the outstanding Series C Preferred Stock in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.

     FIFTH:  The foregoing amendment and restatement of the Certificate of
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Incorporation has been duly adopted in accordance with Section 245 of the

General Corporation Law of Delaware.

     IN WITNESS WHEREOF, TIBCO Software Inc. has caused this certificate to be executed by Vivek Ranadive, its President, this ______ day of __________ 1999.

                                    TIBCO SOFTWARE INC.,
                                    a Delaware corporation

                                    By:  /s/ Vivek Ranadive
                                       --------------------------------
                                        Vivek Ranadive, President

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